Exhibit 10.18

AMENDMENT

This Amendment (the “Amendment”) to the License Agreement dated as of December 23, 2005 (the “Agreement”), is effective as of January 6, 2009 (“Amendment Effective Date”), between Eli Lilly and Company, a corporation organized and existing under the laws of the State of Indiana (“Lilly”), and Targanta Therapeutics Corporation, a corporation organized and existing under the laws of the State of Delaware (“Targanta” or “Licensee”), successor to InterMune, Inc., a corporation organized and existing under the laws of the State of Delaware (“InterMune”), as purchaser of all rights, title and interest related to oritivancin from InterMune.

WHEREAS, the Parties desire to amend the Agreement to clarify a certain provision thereof;

NOW, THEREFORE, for good and lawful consideration, the sufficiency of which is acknowledged and agreed, the Parties, intending to be legally bound, hereby agree as follows:

Article 1.         Amendment to Definition of Product. The last sentence of Section 1.25 of the Agreement is deleted in its entirety.

Article 2.         Effect on Agreement. Except as amended by this Amendment, the Agreement shall remain in full force and effect. After the Amendment Effective Date, every reference in the Agreement to the “Agreement” shall mean the Agreement as amended by this Amendment.

Article 3.         Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

ELI LILLY AND COMPANY

By:	/s/ Gino Santini

Name: Gino Santini Title: Senior Vice President

TARGANTA THERAPEUTICS CORPORATION

By:	/s/ Mark Leuchtenberger

Name: Mark Leuchtenberger Title: President & CEO